UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2015

CloudCommerce, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-13215	30-0050402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

1933 Cliff Drive, Suite 11 Santa Barbara, CA	93109
(Address of Principal Executive Offices)	(Zip Code)

(805) 964-3313

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Change  in Registrant's Certifying Accountant

On December 14, 2015, CloudCommerce, Inc. (the "Company") dismissed HJ Associates & Consultants, L.L.P. ("HJ") as the Company's independent registered public accounting firm (the "Company").

During the fiscal years ended June 30, 2015 and 2014, HJ's reports on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was modified as to the Company's ability to continue as a going concern.  During the fiscal years ended June 30, 2015 and 2014, and the subsequent interim period through December 14, 2015, (i) there were no disagreements between the Company and HJ on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of HJ, would have caused HJ to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements; and (ii) there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

On December 17, 2015 the Company provided HJ with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that HJ furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of the letter, dated December 17, 2015, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On December 14, 2015, the Company's Board of Directors approved the engagement of Liggett, Vogt & Webb P.A. ("LVW") as its independent registered public accounting firm for the Company's fiscal year ending June 30, 2016.

During the fiscal years ended June 30, 2015 and 2014, and the subsequent interim period through December 14, 2015, the date of engagement of LVW, the Company did not consult with LVW regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 5.03                       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 16, 2015, the Company filed a Certificate of Designation with the Secretary of State of the State of Nevada which sets forth the rights, preferences, privileges and restrictions of the Series B Preferred Stock.

The number of shares constituting the Series B Preferred Stock shall be 20,000 shares. Each share of Series B Preferred Stock shall have a stated face value of $100.00 (the "Share Value") with an aggregate Share Value of $2,000,000. The Series B Preferred Stock is convertible into shares of fully paid and non-assessable shares of the Company's common stock ("Common Stock") at $0.004 per share of Common Stock (the "Conversion Price") by dividing the Share Value by the Conversion Price.

The holders of outstanding shares of the Series B Preferred Stock shall be entitled to receive dividends, payable when Series B Preferred Stock is converted to Common Stock, out of any assets of the Corporation legally available at the rate of 10% per annum based on the Share Value, The right to such dividends on the Series B Preferred Stock shall be cumulative.  At the sole option of the Holder, dividends can be converted into Common Stock at the Conversion Price.  Series B Preferred shall not be entitled to vote, as a separate class or otherwise, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation

The foregoing description of the Certificate of Designation is a summary and does not purport to set forth the complete terms of the Certificate of Designation and is qualified in its entirety by reference to the Certificate of Designation filed as an exhibit to this Current Report.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
3.1	Certificate of Designation of Series B Preferred Stock filed with the Secretary of State of Nevada on December 16, 2015.
16.1	Letter from HJ Associates & Consultants, L.L.P. dated December 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLOUDCOMMERCE, INC.

Date: December 18, 2015	By:	/s/ Andrew Van Noy
Name: Andrew Van Noy
Title: Chief Executive Officer and President